EXHIBIT 99.1

Psychemedics Corporation Declares Cash Dividend

ACTON, Mass., Dec. 10, 2021 (GLOBE NEWSWIRE) -- Psychemedics Corporation (NASDAQ:PMD), the world’s largest provider of hair testing for drugs of abuse, today announced that it has declared a cash dividend of $0.05 per share to be paid on December 30th, 2021 to shareholders of record as of December 20th, 2021.

As the record shows, the Company paid 94 consecutive dividends (23 ½ years) through the first quarter of 2020, even during the financial crisis in 2008. However, because of the COVID pandemic, the dividend was suspended during 2020 and 2021 thus far as the Company prioritized its liquidity and balance sheet. The Company has consistently been committed to paying a cash dividend and it took a pandemic to break the Company’s long history of consecutive quarterly dividend payments.

Raymond C. Kubacki, Chairman and Chief Executive Officer, stated “Our Board of Directors share our confidence in the future of Psychemedics and remain committed to rewarding shareholders and sharing the financial success of the Company with them as we grow. We are pleased to be paying this dividend again and will continue to evaluate the dividend as we move forward into 2022.”

Psychemedics Corporation is the world’s largest provider of hair testing for the detection of drugs of abuse. The Company’s patented process is used by thousands of U.S. and international clients, including over 10% of the Fortune 500 companies, for pre-employment and random drug testing. Major police departments, Federal Reserve Banks, schools, and other public entities also rely on our unique patented drug testing process. We strongly believe our drug testing method to be superior to any other product currently in use, including traditional urine testing and other hair testing methods.

Cautionary Statement for purposes of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995: From time to time, information provided by Psychemedics may contain forward-looking information that involves risks and uncertainties. In particular, statements contained in this release that are not historical facts (including but not limited to statements concerning dividends and commitments regarding possible future dividends may be “forward looking” statements. Actual results may differ from those stated in any forward-looking statements. Factors that may cause such differences include but are not limited to risks associated with the severity of the COVID-19 pandemic, and its impact on the Company’s markets, including its impact on the Company’s customers, suppliers and employees, as well as its risk on the United States and worldwide economies, the timing, scope and effectiveness of further governmental, regulatory, fiscal monetary and public health responses to the COVID-19 pandemic, changes in U.S. and foreign government regulations, including but not limited to FDA regulations, changes in Brazilian laws and regulations, R&D spending, competition (including, without limitation, competition from other companies pursuing the same growth opportunities), the Company’s ability to maintain its reputation and brand image, the ability of the Company to achieve its business plans, cost controls, leveraging of its global operating platform, risks of information technology system failures and data security breaches, the uncertain global economy, the Company’s ability to attract, develop and retain executives and other qualified employees and independent contractors, including distributors, the Company’s ability to obtain and protect intellectual property rights, litigation risks, general economic conditions, cash flows, available surplus, capital expenditure reserves required, debt service obligations, regulatory requirements, requirements under our bank loan agreements and other factors that the Board of Directors of the Company may take into account and other factors disclosed in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only of the Company's expectations as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions, or circumstances on which any such statement is based.

The Psychemedics Corporation web site is www.psychemedics.com

Andrew Limbek
Vice President, Controller
(978) 206-8220
AndrewL@psychemedics.com